UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  January 9, 2012

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

The discussion set forth in Item 7.01 herein, including the information incorporated from Exhibit 99.1 and Exhibit 99.2 hereto, regarding the Company’s preliminary 2011 results is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure.

On January 9, 2012, Tenet Healthcare Corporation (the “Company”) issued a press release relating to its 2012 outlook and other matters.  A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

As previously announced, Tenet management will speak at the J.P. Morgan Healthcare Conference on January 9, 2012 at approximately 2:30 p.m. Eastern Time.  At such time, management will discuss the topics addressed in the press release.  Tenet’s remarks will be available live by webcast and may be accessed through the investor relations section of Tenet’s website at www.tenethealth.com/investors.  A copy of the slide presentation to be used at the conference is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in the press release and slide presentation filed as exhibits to this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the passage of health care reform legislation and the enactment of additional federal and state health care reform; other changes in federal, state and local laws and regulations affecting the health care industry; general economic and business conditions, both nationally and regionally; demographic changes; changes in, or the failure to comply with, laws and governmental regulations; the ability to enter into managed care provider arrangements on acceptable terms; changes in Medicare and Medicaid payments or reimbursement; liability and other claims asserted against the Company; competition, including the Company’s ability to attract patients to its hospitals; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care; changes in business strategy or development plans; the ability to attract and retain qualified personnel, including physicians, nurses and other health care professionals, and the impact on the Company’s labor expenses resulting from a shortage of nurses or other health care professionals; the significant indebtedness of the Company; the Company’s ability to integrate new businesses with its existing operations; the availability and terms of capital to fund the expansion of the Company’s business, including the acquisition of additional facilities; the creditworthiness of counterparties to the Company’s business transactions; adverse fluctuations in interest rates and other risks related to interest rate swaps or any other hedging activities the Company undertakes; the ability to continue to expand and realize earnings contributions from the revenue cycle management, health care information management, capitation management, and patient communications services businesses under our Conifer Health Solutions (“Conifer”) subsidiary by marketing these services to third party hospitals and other health care-related entities; and its ability to identify and execute on measures designed to save or control costs or streamline operations.  Such factors also include the positive and negative effects of health reform legislation on reimbursement and utilization and the future designs of provider networks and insurance plans, including pricing, provider participation, coverage and co-pays and deductibles, all of which contain significant uncertainty, and for which multiple models exist which may differ materially from the Company’s expectations.  Certain additional risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  The Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

NON-GAAP INFORMATION

The press release and slide presentation filed as exhibits to this report include certain financial measures, such as adjusted EBITDA, that are not calculated in accordance with generally accepted accounting principles (GAAP).  Management recommends that you focus on the GAAP numbers as the best indicator of financial performance.  These alternative measures are provided only as a supplement to aid in analysis of the Company.  Reconciliation between non-GAAP measures and related GAAP measures can be found at the end of the press release and the slide presentation.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release issued on January 9, 2012

99.2         Slide Presentation dated January 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Daniel J. Cancelmi
Daniel J. Cancelmi
Senior Vice President and Controller

Date: January 9, 2012

EXHIBIT INDEX

99.1         Press Release issued on January 9, 2012

99.2         Slide Presentation dated January 9, 2012